UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 19, 2007

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EUROBANCSHARES, INC.
(Exact name of registrant as specified in its charter)

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Commonwealth of Puerto Rico	000-50872	66-0608955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Muñoz Rivera Avenue San Juan, Puerto Rico 00918
(Address of principal executive offices) (Zip Code)

(787) 751-7340
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 19, 2007, EuroBancshares, Inc. (“EuroBancshares”) released its earnings results for the quarter ended June 30, 2007. Subsequent to the public dissemination of its earnings release, EuroBancshares discovered that it had inadvertently included incorrect yield percentages with respect to its investment portfolio results for the quarter. In summary, for the quarter ended June 30, 2007 (after the transactions described in the attached earnings release), the estimated average maturity was approximately 3.0 years and the average yield was approximately 4.70% (instead of the initially reported 5.25%), compared to an estimated average maturity of 2.8 years and an average yield of 4.70% (instead of the initially reported 5.22%) for the quarter ended March 31, 2007, and an estimated average maturity of 3.2 years and an average yield of 4.64% (instead of the initially reported 5.12%) for the quarter ended December 31, 2006. These corrected yields are included in the earnings release attached hereto as Exhibit 99.1 to this Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

This information set forth under “Item 2.02. Results of Operations and Financial Condition,” including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

On July 19, 2007, EuroBancshares, Inc. issued a press release announcing its earnings for the second quarter ended June 30, 2007. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release of EuroBancshares, Inc., dated July 19, 2007, announcing its earnings for the second quarter ended June 30, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROBANCSHARES, INC.

Date: July 20, 2007	By:	/s/ Rafael Arrillaga-Torréns, Jr.
Rafael Arrillaga-Torréns, Jr. Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of EuroBancshares, Inc., dated July 19, 2007, announcing its earnings for the second quarter ended June 30, 2007.